UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2007

Innovo Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5901 S Eastern Ave, Commerce, California		90040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-837-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously reported on the Company’s Current Report on Form 8-K filed on January 3, 2007, the Company received a letter from The Nasdaq Stock Market Inc. ("Nasdaq") on June 30, 2006, notifying it of its failure to maintain a minimum closing bid price of $1.00 over the then preceding 30 consecutive trading days for its common stock as required by Nasdaq Marketplace Rule 4310(c)(4) (the "Rule"). The June 30, 2006 letter stated that the Company had until December 27, 2006 to demonstrate compliance by maintaining a closing bid price of at least $1.00 for a minimum of 10 consecutive trading days.

On December 29, 2006, the Company announced that it had received a second letter from Nasdaq on December 28, 2006 and that the Company was eligible for an additional 180 calendar days, or until June 25, 2007, to regain compliance with the Rule.

On January 29, 2007, the Company received notification from Nasdaq that it had regained compliance with the Rule and that the matter was now closed.

A copy of the press release issued by the Company on January 29, 2007 announcing the receipt of this letter from Nasdaq is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description

99.1 Press Release dated January 29, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovo Group Inc.

February 1, 2007	By:	/s/ Marc Crossman

Name: Marc Crossman
Title: Chief Executive Officer, President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 29, 2007